UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006, PHH Corporation (“PHH”, “Company”, “we” or “our”) and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the “Trustee”), entered into Supplemental Indenture No. 4 (the “Supplement”) to the Indenture, dated as of November 6, 2000, by and between PHH and the Trustee, as amended or supplemented to the date hereof (the “Indenture”).

The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the Trustee and the Securities and Exchange Commission (“SEC”) the annual reports, quarterly reports and other documents required to be filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the “SEC Reports”) and (ii) deliver to the Trustee a written statement regarding compliance with our obligations under the Indenture and a description of any known defaults under the Indenture (clauses (i) and (ii) together, the “Requirements”) will not constitute a default or event of default under the Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to our failure to comply with the Requirements are waived.

“Covenant Reversion Date” means the earliest of 5:30 p.m., New York City time, on (i) the business day following the Company’s failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Company’s Offer to Purchase and Consent Solicitation Statement dated August 16, 2006, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the “Offer Documents”), (ii) the business day following the Company’s failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

The foregoing description of the Supplement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

As previously announced, on August 16, 2006 the Company commenced a tender offer and consent solicitation with respect to certain public notes in the aggregate principal amount of $1.081 billion issued under the Indenture.

On September 1, 2006, the Company issued a press release announcing that the effective time under the Offer to Purchase and Consent Solicitation Statement of the execution and delivery of the Supplement was 5:00 p.m., New York City time on August 31, 2006. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 10.1	Supplemental Indenture No. 4, dated as of August 31, 2006, by and between PHH Corporation and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee.
	Exhibit 99.1	Press Release, dated September 1, 2006, issued by PHH Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 1, 2006